SAMUEL H. WONG & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement by Energroup Holdings Corporation (the "Company") and its subsidiaries on Amendment No. 1 to Form S-1, of our report, dated March 8, 2008, relating to the financial statements of the Company and its subsidiaries as of December 31, 2007, 2006 and 2005, appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such prospectus.

Samuel H. Wong & Co., LLP

/s/ Samuel H. Wong & Co., LLP
Certified Public Accountants
South San Francisco, California
April 25, 2008

South San Francisco Head Office:
400 Oyster Point Blvd., Suite 122
So. San Francisco, CA 94080, U.S.A.
Tel: (415) 732-1288
Fax: (415) 397-9028
Email: swongcpa@aol.com

Hong Kong Office:
Room 703, Nan Dao Commercial Building,
359-361 Queen's Road Central, Hong Kong
Tel: (852) 2526-9252
Fax: (852) 2815-4726, 2511-3538
Email: swongcpa@aol.com

Shanghai Representative Office:
1266 Nanjing West Road
Plaza 66, Tower I 39/F, Shanghai
P.R.C. 200040
Tel: (8621) 6103-8593
Fax: (8621) 6103-8593
Email: swongcpa@aol.com

Website: http://www.swongcpa.com